      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 1998

                                                      REGISTRATION NO. 333-51615
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                          MINDSPRING ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                     DELAWARE                                           58-2113290
          (State or other jurisdiction of                            (I.R.S. Employer
          incorporation or organization)                          Identification Number)

                             ---------------------
                     1430 WEST PEACHTREE STREET, SUITE 400
                               ATLANTA, GA 30309
                                 (404) 815-0770

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                               CHARLES M. BREWER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          MINDSPRING ENTERPRISES, INC.
                     1430 WEST PEACHTREE STREET, SUITE 400
                               ATLANTA, GA 30309
                                 (404) 815-0770

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

              NANCY J. KELLNER, ESQ.                               BRYAN E. DAVIS, ESQ.
              HOGAN & HARTSON L.L.P.                                 ALSTON & BIRD LLP
                  COLUMBIA SQUARE                                   ONE ATLANTIC CENTER
            555 THIRTEENTH STREET, N.W.                         1201 WEST PEACHTREE STREET
            WASHINGTON, D.C. 20004-1109                           ATLANTA, GA 30309-3424
                  (202) 637-5600                                      (404) 881-7000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
                             ---------------------
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
                             ---------------------
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE


          TITLE OF EACH CLASS                  AMOUNT             PROPOSED            PROPOSED            AMOUNT OF
             OF SECURITIES                      TO BE         MAXIMUM OFFERING    MAXIMUM AGGREGATE     REGISTRATION
           TO BE REGISTERED                  REGISTERED        PRICE PER SHARE     OFFERING PRICE            FEE
Common Stock, $0.01 par value..........     1,897,500(1)          $67.25(2)        $127,606,875(2)       $37,645(3)

(1) Includes 247,500 shares subject to an over-allotment option granted by the Company to the Underwriters. See "Underwriting."
(2) Estimated solely for purposes of calculating the registration fee.
(3) Previously paid.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE



     This Amendment No. 3 to MindSpring Enterprises, Inc.'s Form S-3 Registration Statement is being filed to make certain updates to Part II of the Registration Statement and to file additional exhibits.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts except the SEC Registration Fee and the NASD Filing Fee are estimated.


SEC Registration Fee........................................  $ 37,645
NASD Filing Fee.............................................    13,261
Nasdaq National Market Listing Fee..........................    17,500
Blue Sky Fees and Expenses..................................     5,000
Accounting Fees and Expenses................................    60,000
Legal Fees and Expenses.....................................   150,000
Printing and Engraving Expenses.............................   165,000
Miscellaneous...............................................     1,594
                                                              --------
          Total.............................................  $450,000
                                                              ========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Under Section 145 of the Delaware Corporation Law, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Corporation Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Corporation Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     The Amended and Restated Certificate of Incorporation of the Company contains provisions that provide that no director of the Company shall be liable for breach of fiduciary duty as a director except for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) liability under Section 174 of the Delaware Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the Delaware Corporation Law. Under the Amended and Restated Bylaws of the Company, the Company is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, the Company has entered into indemnity agreements with each of its directors pursuant to which the Company has agreed to indemnify the directors as permitted by the Delaware Corporation Law and has obtained directors and officers liability insurance.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS.


EXHIBIT
NUMBER                              EXHIBIT DESCRIPTION
     1     --   Form of Underwriting Agreement by and among MindSpring
                Enterprises, Inc., Donaldson, Lufkin & Jenrette Securities
                Corporation, J.C. Bradford & Co., Furman Selz LLC and Wheat
                First Securities, Inc.
     3(a)  --   Amended and Restated Certificate of Incorporation of
                MindSpring Enterprises, Inc. (Filed as Exhibit 3(a) to
                Quarterly Report on Form 10-Q dated May 3, 1996, File No.
                0-27890, and incorporated herein by reference.)
     3(b)  --   Amended and Restated Bylaws of MindSpring Enterprises, Inc.
                (Filed as Exhibit 3(b) to Quarterly Report on Form 10-Q/A
                dated August 30, 1996, File No. 0-27890, and incorporated
                herein by reference.)
     4     --   Form of Common Stock Certificate of the Company. (Filed as
                Exhibit 4 to Registration Statement on Form S-1, File No.
                333-00108 and incorporated herein by reference.)
     5     --   Opinion of Hogan & Hartson L.L.P.
    11     --   Statement regarding Computation of Per Share Earnings.
                (Filed as Exhibit 11 to Quarterly Report on Form 10-Q dated
                May 1, 1998, File No. 0-27890, and incorporated herein by
                reference.)
 **23.1    --   Consent of Arthur Andersen LLP.
   23.2    --   Consent of Hogan & Hartson L.L.P. (included in Exhibit 5)
  **24     --   Power of Attorney (included on signature page)
    27     --   Financial Data Schedule (Filed as Exhibit 27 to Quarterly
                Report on Form 10-Q dated May 1, 1998, File No. 0-27890, and incorporated herein by reference.)


------------------------------

** Previously filed.


(B) FINANCIAL STATEMENT SCHEDULES.


     The following financial statement schedule is incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-27890):


     Schedule II -- Valuation and Qualifying Accounts

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation or the Amended and Restated By-Laws of registrant, indemnification agreements entered into between registrant and its officers and directors, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Company has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 27th day of May, 1998.


                                          MINDSPRING ENTERPRISES, INC.


                                          By     /s/ MICHAEL S. MCQUARY

                                            ------------------------------------

                                                     Michael S. McQuary


                                               President and Chief Operating
                                                           Officer



     Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons, in the capacities indicated below, on this 27th day of May, 1998.



                     SIGNATURES                                              TITLE

                          *                              Chairman, Chief Executive Officer and Director
-----------------------------------------------------      (Principal executive officer)
                  Charles M. Brewer

               /s/ MICHAEL S. MCQUARY                    President, Chief Operating Officer and
-----------------------------------------------------      Director
                 Michael S. McQuary

                          *                              Vice President, Chief Financial Officer,
-----------------------------------------------------      Secretary, Treasurer and Director (Principal
                 Michael G. Misikoff                       financial officer and principal accounting
                                                           officer)

                          *                              Director
-----------------------------------------------------
                   O. Gene Gabbard

                          *                              Director
-----------------------------------------------------
               Campbell B. Lanier, III

                          *                              Director
-----------------------------------------------------
                William H. Scott, III

             *By: /s/ MICHAEL S. MCQUARY
  -------------------------------------------------
                 Michael S. McQuary
                  Attorney-in-Fact